SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 1, 2001

UnitedGlobalCom, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	0-21974 (Commission File Number)	84-1116217 (IRS Employer Identification #)

4643 South Ulster Street, Suite 1300, Denver, CO 80237
(Address of Principal Executive Office)

(303) 770-4001
(Registrant's telephone number, including area code)

Item 9. Regulation FD Disclosure

Pursuant to the terms of the Company's 7% Series C Senior Cumulative Convertible Preferred Stock and 7% Series D Senior Cumulative Convertible Preferred Stock, the dividends thereon cumulate, whether or not earned or declared, on a quarterly basis on March 31, June 30, September 30 and December 31 of each year. The dividends accrue from the last dividend payment date until paid in arrears. The Company's Board of Directors has not declared a dividend on the Series C or Series D Preferred for the quarter ended September 30, 2001. Therefore, such dividend will continue to accrue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEDGLOBALCOM, INC. By: /s/ Frederick G. Westermann III Frederick G. Westerman Chief Financial Officer

October 2, 2001